CREDIT AGREEMENT

          THIS CREDIT AGREEMENT is made and entered into effective the 30th day of June, 2004, by and between THE EXPLORATION COMPANY OF DELAWARE, INC., a Delaware corporation (the "Borrower"), and GUARANTY BANK, FSB, a federal savings bank (the "Lender").

W I T N E S S E T H:

          In consideration of the mutual covenants and agreements herein contained, the Borrower and the Lender hereby agree as follows, amending and restating in its entirety the Credit Agreement dated as of March 4, 2002, by and between the Borrower and Hibernia National Bank (the "Existing Lender"), as heretofore amended, restated, or supplemented (the "Existing Credit Agreement").

ARTICLE I DEFINITIONS AND INTERPRETATION

1.1 Terms Defined Above. As used in this Credit Agreement, the terms "Borrower", "Existing Credit Agreement", "Existing Lenders" and "Lender" shall have the meaning assigned to them hereinabove.

1.2 Additional Defined Terms. As used in this Credit Agreement, each of the following terms shall have the meaning assigned thereto in this Section, unless the context otherwise requires:

          "Additional Costs" shall mean costs which the Lender determines are attributable to its obligation to make or its making or maintaining any LIBO Rate Loan, or any reduction in any amount receivable by the Lender in respect of any such obligation or any LIBO Rate Loan, resulting from any Regulatory Change which (a) changes the basis of taxation of any amounts payable to the Lender under this Agreement or the Note in respect of any LIBO Rate Loan (other than taxes imposed on the overall net income of the Lender), (b) imposes or modifies any reserve, special deposit, minimum capital, capital rates, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Lender (including LIBO Rate Loans and Dollar deposits in the London interbank market in connection with LIBO Rate Loans), or any commitments of the Lender hereunder, (c) increases the Assessment Rate, or (d) imposes any other condition affecting this Agreement or any of such extensions of credit, liabilities, or commitments.

          "Adjusted LIBO Rate" shall mean, for any LIBO Rate Loan, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Lender to be equal to the sum of the LIBO Rate for such Loan plus the Applicable Margin, but in no event exceeding the Highest Lawful Rate.

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          "Affiliate" shall mean any Person directly or indirectly controlling, or under common control with, the Borrower and includes any Subsidiary of the Borrower and any "affiliate" of the Borrower within the meaning of Reg. Section 240.12b-2 of the Securities Exchange Act of 1934, as amended, with "control," as used in this definition, meaning possession, directly or indirectly, of the power to direct or cause the direction of management, policies or action through ownership of voting securities, contract, voting trust, or membership in management or in the group appointing or electing management or otherwise through formal or informal arrangements or business relationships.

"Agreement" shall mean this Credit Agreement, as it may be amended, supplemented, or restated from time to time.

          "Applicable Lending Office" shall mean, for each type of Loan, the lending office of the Lender (or an affiliate of the Lender) designated for such type of Loan on the signature pages hereof or such other office of the Lender (or an affiliate of the Lender) as the Lender may from time to time specify to the Borrower as the office by which Loans of such type are to be made and maintained.

"Applicable Margin" shall mean as to each LIBO Rate Loan, the LIBO Rate as reflected on Exhibit VI.

          "Assignment" shall mean the Assignment of Notes, Liens, Security Interests, and Other Rights, in form and substance satisfactory to the Lender, executed by the Existing Lender, assigning to the Lender the Existing Note, the indebtedness evidenced thereby, the Liens securing the Existing Note, and the rights of the Existing Lender under the Existing Loan Documents, and financing statement changes constituent thereto.

          "Available Commitment" shall mean, at any time, an amount equal to the remainder, if any, of (a) the Borrowing Base in effect at such time minus (b) the sum of the outstanding balance (principal and interest) on the Note at such time plus the L/C Exposure at such time.

          "Base Rate" shall mean, at any time, the rate of interest per annum then most recently established by the Lender as its base rate, which rate may not be the lowest rate of interest charged by the Lender to its borrowers. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect without notice to the Borrower at the time of such change in the Base Rate.

"Borrowing Base" shall mean, at any time, the amount determined by the Lender in accordance with Section 2.7 and then in effect.

          "Borrowing Request" shall mean each written request, in substantially the form attached hereto as Exhibit II, by the Borrower to the Lender for a borrowing or prepayment pursuant to Sections 2.1 or 2.12, each of which shall:

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(a) be signed by a Responsible Officer of the Borrower;

(b) specify the amount and type of Loan requested or to be converted and the date of the borrowing or conversion (which shall be a Business Day);

           (c)     when requesting a Floating Rate Loan, be delivered to the Lender no later than 1:00 p.m., Central Standard or Daylight Savings Time, as the case may be, on the Business Day of the requested borrowing or conversion; and

           (d)     when requesting a LIBO Rate Loan, be delivered to the Lender no later than 10:00 a.m., Central Standard or Daylight Savings Time, as the case may be, three Business Days preceding the requested borrowing or conversion and designate the Interest Period requested with respect to such Loan.

          "Business Day" shall mean (a) for all purposes other than as covered by clause (b) of this definition, a day other than a Saturday, Sunday, legal holiday for commercial banks under the laws of the State of Texas, or any other day when banking is suspended in the State of Texas, and (b) with respect to all requests, notices, and determinations in connection with, and payments of principal and interest on, LIBO Rate Loans, a day which is a Business Day described in clause (a) of this definition and which is a day for trading by and between banks for Dollar deposits in the London interbank market.

          "Change in Control" shall mean the acquisition by any Person, or two or more Persons acting in concert, in each case not at the time of acquisition, an Affiliate of the Borrower of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 51% or more of the outstanding common stock of the Borrower.

"Closing Date" shall mean the effective date of this Agreement.

"Collateral" shall mean the Mortgaged Properties and any other Property now or at any time used or intended as security for the payment or performance of all or any portion of the Obligations.

          "Commitment" shall mean the obligation of the Lender, subject to applicable provisions of this Agreement, to make Loans to or for the benefit of the Borrower pursuant to Section 2.1 and to issue Letters of Credit pursuant to Section 2.2.

"Commitment Fee" shall mean each fee payable to the Lender by the Borrower pursuant to Section 2.13.

"Commitment Period" shall mean the period from and including the Closing Date to but not including the Commitment Termination Date.

"Commitment Termination Date" shall mean June 30, 2007.

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          "Commodity Hedge Agreement" shall mean any crude oil, natural gas, or other hydrocarbon floor, collar, cap, price protection, or swap agreement, in form and substance with a Person acceptable to the Lender.

"Commonly Controlled Entity" shall mean any Person which is under common control with the Borrower within the meaning of Section 4001 of ERISA.

          "Compliance Certificate" shall mean each certificate, substantially in the form attached hereto as Exhibit III, executed by a Responsible Officer of the Borrower and furnished to the Lender from time to time in accordance with Sections 5.2 and 5.3.

          "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, or other obligations of any other Person (for purposes of this definition, a "primary obligation") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, regardless of whether such obligation is contingent, (a) to purchase any primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any primary obligation, or (ii) to maintain working or equity capital of any other Person in respect of any primary obligation, or otherwise to maintain the net worth or solvency of any other Person, (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the Person primarily liable for such primary obligation to make payment thereof, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, with the amount of any Contingent Obligation being deemed to be equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

          "Current Assets" shall mean all assets which would, in accordance with GAAP, be included as current assets on a balance sheet of the Borrowers on a consolidated basis, as of the date of calculation, plus unused loan availability under this facility.

          "Current Liabilities" shall mean all liabilities which would, in accordance with GAAP, be included as current liabilities on a balance sheet of the Borrowers on a consolidated basis, as of the date of calculation, but excluding the current maturities under this facility, both principal and interest.

"Default" shall mean any event or occurrence which with the lapse of applicable grace period or the giving of notice or both would become an Event of Default.

"Default Rate" shall mean a per annum interest rate equal to the Base Rate plus five percent (5%), but in no event exceeding the Highest Lawful Rate.

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"Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

          "EBITDAX" shall mean, for any period, operating earnings determined in accordance with GAAP, excluding for such period, depreciation, amortization, and other non-cash expenses or non-cash gains and exploration expenses.

"Engineering Fee" shall mean each fee payable to the Lender by the Borrower pursuant to Section 2.15.

          "Environmental Complaint" shall mean any written complaint, order, directive, claim, citation, notice of environmental report or investigation, or other notice by any Governmental Authority or any other Person with respect to (a) air emissions, (b) spills, releases, or discharges to soils, any improvements located thereon, surface water, groundwater, or the sewer, septic, waste treatment, storage, or disposal systems servicing any Property of the Borrower, (c) solid or liquid waste disposal, (d) the use, generation, storage, transportation, or disposal of any Hazardous Substance, or (e) other environmental, health, or safety matters affecting any Property of the Borrower or the business conducted thereon.

          "Environmental Laws" shall mean (a) the following federal laws as they may be cited, referenced, and amended from time to time: the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Resource Conservation and Recovery Act, the Occupational Safety and Health Act, the Hazardous Materials Transportation Act, the Superfund Amendments and Reauthorization Act, and the Toxic Substances Control Act; (b) any and all equivalent environmental statutes of any state in which Property of the Borrower is situated, as they may be cited, referenced and amended from time to time; (c) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and (d) any other equivalent federal, state, or local statute or any requirement, rule, regulation, code, ordinance, or order adopted pursuant thereto, including, without limitation, those relating to the generation, transportation, treatment, storage, recycling, disposal, handling, or release of Hazardous Substances.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder and interpretations thereof.

"Event of Default" shall mean any of the events specified in Section 7.1.

"Existing Loan Documents" shall mean the Loan Documents, as such term is defined in the Existing Credit Agreement, in existence on the Closing Date immediately prior to the Assignment.

"Existing Note" shall mean the Note, as such term is defined in the Existing Credit Agreement, in existence on the Closing Date immediately prior to the Assignment.

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"Existing Security Instruments" shall mean the Security Instruments, as such term is defined in the Existing Credit Agreement, in existence on the Closing Date immediately prior to the Assignment.

"Final Maturity" shall mean June 30, 2007.

          "Financial Statements" shall mean statements of the financial condition of the Borrower as at the point in time and for the period indicated and consisting of at least a balance sheet and related statements of operations, common stock and other stockholders' equity, and cash flows for the Borrower and, when required by applicable provisions of this Agreement to be audited, accompanied by the unqualified certification of a nationally-recognized firm of independent certified public accountants or other independent certified public accountants acceptable to the Lender and footnotes to any of the foregoing, all of which shall be prepared in accordance with GAAP consistently applied and in comparative form with respect to the corresponding period of the preceding fiscal period.

"Fixed Rate Loan" shall mean any LIBO Rate Loan.

"Floating Rate" shall mean an interest rate per annum equal to the rate reflected on Exhibit VI, but in no event exceeding the Highest Lawful Rate.

          "Floating Rate Loan" shall mean any Loan and any portion of the Loan Balance which the Borrower has requested, in the initial Borrowing Request for such Loan or a subsequent Borrowing Request for such portion of the Loan Balance, bear interest at the Floating Rate, or which pursuant to the terms hereof is otherwise required to bear interest at the Floating Rate.

          "GAAP" shall mean generally accepted accounting principles established by, or accepted by, the Financial Accounting Standards Board or the American Institute of Certified Public Accountants and in effect in the United States from time to time.

          "Governmental Authority" shall mean any nation, country, commonwealth, territory, government, state, county, parish, municipality, or other political subdivision and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

          "Hazardous Substances" shall mean flammables, explosives, radioactive materials, hazardous wastes, asbestos, or any material containing asbestos, polychlorinated biphenyls (PCBs), toxic substances or related materials, petroleum, petroleum products, associated oil or natural gas exploration, production, and development wastes, or any substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," or "toxic substances" under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, or any other law or regulation now or hereafter enacted or promulgated by any Governmental Authority.

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          "Highest Lawful Rate" shall mean the maximum non-usurious interest rate, if any (or, if the context so requires, an amount calculated at such rate), that at any time or from time to time may be contracted for, taken, reserved, charged, or received under applicable laws of the State of Texas or the United States of America, whichever authorizes the greater rate, as such laws are presently in effect or, to the extent allowed by applicable law, as such laws may hereafter be in effect and which allow a higher maximum non-usurious interest rate than such laws now allow.

          "Indebtedness" shall mean, as to any Person, without duplication, (a) all liabilities (excluding reserves for deferred income taxes, deferred compensation liabilities, and other deferred liabilities and credits) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet, (b) all obligations of such Person evidenced by bonds, debentures, promissory notes, or similar evidences of indebtedness, (c) all other indebtedness of such Person for borrowed money, and (d) all obligations of others, to the extent any such obligation is secured by a Lien on the assets of such Person (whether or not such Person has assumed or become liable for the obligation secured by such Lien).

          "Insolvency Proceeding" shall mean application (whether voluntary or instituted by another Person) for or the consent to the appointment of a receiver, trustee, conservator, custodian, or liquidator of any Person or of all or a substantial part of the Property of such Person, or the filing of a petition (whether voluntary or instituted by another Person) commencing a case under Title 11 of the United States Code, seeking liquidation, reorganization, or rearrangement or taking advantage of any bankruptcy, insolvency, debtor's relief, or other similar law of the United States, the State of Texas, or any other jurisdiction.

"Intellectual Property" shall mean patents, patent applications, trademarks, tradenames, copyrights, technology, know-how, and processes.

          "Interest Expense" shall mean, for any period, the total interest expense (including, without limitation, interest expense attributable to capitalized leases) of the Borrower for such period, determined in accordance with GAAP, plus dividends paid on preferred stock. However, Interest Expense, as defined herein, is not to include "non-cash" amounts of interest expenses that is recorded on the books and records of the Borrower that relates to the accretion of the preferred stock that is presently outstanding.

          "Interest Period" shall mean, subject to the limitations set forth in Section 2.3, with respect to any LIBO Rate Loan, a period commencing on the date such Loan is made or converted from a Loan of another type pursuant to this Agreement or the last day of the next preceding Interest Period with respect to such Loan and ending on the numerically corresponding day in the calendar month that is one, two, three, or, subject to availability, six months thereafter, as the Borrower may request in the Borrowing Request for such Loan.

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          "Investment" in any Person shall mean any stock, bond, note, or other evidence of Indebtedness, or any other security (other than current trade and customer accounts) of, investment or partnership interest in or loan to, such Person.

          "L/C Exposure" shall mean, at any time, the aggregate maximum amount available to be drawn under outstanding Letters of Credit at such time, but shall not include LC's issued for Commodity Hedge Agreements or Rate Management Transactions.

"Letter of Credit" shall mean any standby letter of credit issued by the Lender for the account of the Borrower pursuant to Section 2.2.

"Letter of Credit Application" shall mean the standard letter of credit application employed by the Lender from time to time in connection with letters of credit.

"Letter of Credit Fee" shall mean each fee payable to the Lender by the Borrower pursuant to Section 2.16 upon or in connection with the issuance of a Letter of Credit.

          "LIBO Rate" shall mean, with respect to any Interest Period for any LIBO Rate Loan, the lesser of (a) the rate per annum equal to the average of the offered quotations appearing on Telerate Page 3750 (or if such Telerate Page shall not be available, any successor or similar service selected by the Lender and the Borrower) as of approximately 10:00 a.m., Central Standard or Daylight Savings Time, as the case may be, on the day two Business Days prior to the first day of such Interest Period for Dollar deposits in an amount comparable to the principal amount of such LIBO Rate Loan and having a term comparable to the Interest Period for such LIBO Rate Loan, or (b) the Highest Lawful Rate. If neither such Telerate Page 3750 nor any successor or similar service is available, the term "LIBO Rate" shall mean, with respect to any Interest Period for any LIBO Rate Loan, the lesser of (a) the rate per annum quoted by the Lender at approximately 11:00 a.m., London time (or as soon thereafter as practicable) two Business Days prior to the first day of the Interest Period for such LIBO Rate Loan for the offering by the Lender to leading banks in the London interbank market of Dollar deposits in an amount comparable to the principal amount of such LIBO Rate Loan and having a term comparable to the Interest Period for such LIBO Rate Loan, or (b) the Highest Lawful Rate.

          "LIBO Rate Loan" shall mean any Loan and any portion of the Loan Balance which the Borrower has requested, in the initial Borrowing Request for such Loan or a subsequent Borrowing Request for such portion of the Loan Balance, bear interest at the Adjusted LIBO Rate and which is permitted by the terms hereof to bear interest at the Adjusted LIBO Rate.

          "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of such Property, whether such interest is based on common law, statute, or contract, and including, but not limited to, the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional

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sale or trust receipt, or a lease, consignment, or bailment for security purposes (other than true leases or true consignments), liens of mechanics, materialmen, and artisans, maritime liens and reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property which secure an obligation owed to, or a claim by, a Person other than the owner of such Property (for the purpose of this Agreement, the Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes), and the filing or recording of any financing statement or other security instrument in any public office.

          "Limitation Period" shall mean any period while any amount remains owing on the Note and interest on such amount, calculated at the applicable interest rate, plus any fees or other sums payable under any Loan Document and deemed to be interest under applicable law, would exceed the amount of interest which would accrue at the Highest Lawful Rate.

"Loan" shall mean any loan made by the Lender to or for the benefit of the Borrower pursuant to this Agreement and any payment made by the Lender under a Letter of Credit.

"Loan Balance" shall mean, at any time, the outstanding principal balance of the Note at such time, plus the L/C Exposure at such time.

          "Loan Documents" shall mean this Agreement, the Note, the Letters of Credit Applications, the Letters of Credit, the Security Instruments, and all other documents and instruments now or hereafter delivered pursuant to the terms of or in connection with this Agreement, the Note, the Letters of Credit Applications, the Letters of Credit, or the Security Instruments, and all renewals and extensions of, amendments and supplements to, and restatements of, any or all of the foregoing from time to time in effect.

          "Material Adverse Effect" shall mean (a) any Material adverse effect on the business, operations, properties, conditions (financial or otherwise), or prospects of the Borrower, which increases the risk that any of the Obligations will not be repaid as and when due, or (b) any adverse effect upon the Collateral.

          "Mortgaged Properties" shall mean all proven Oil and Gas Properties of the Borrower, subject to a perfected first-priority Lien in favor of the Lender, subject only to Permitted Liens, as security for the Obligations.

"Note" shall mean the promissory note of the Borrower, in the form attached hereto as Exhibit I, together with all renewals, extensions for any period, increases, and rearrangements thereof.

"Obligations" shall mean, without duplication, (a) all Indebtedness evidenced by

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the Note, (b) the Reimbursement Obligations, (c) the undrawn, unexpired amount of all outstanding Letters of Credit, (d) the obligation of the Borrower for the payment of Commitment Fees, Letter of Credit Fees, and Engineering Fees, (e) all obligations and liabilities whether now existing or hereafter arising of the Borrower to the Lender in connection with any Commodity Hedge Agreement or Rate Management Transaction, including Letters of Credit issued outside of this facility for Commodity Hedge Agreements or Rate Management Transactions, and (f) all other obligations and liabilities of the Borrower to the Lender, now existing or hereafter incurred, under, arising out of or in connection with any Loan Document, and to the extent that any of the foregoing includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and which remains unpaid at each relevant time of determination.

          "Oil and Gas Properties" shall mean fee, leasehold, or other interests in or under mineral estates or oil, gas, and other liquid or gaseous hydrocarbon leases with respect to Properties situated in the United States or offshore from any State of the United States, including, without limitation, overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests, and mineral fee interests, together with contracts executed in connection therewith and all tenements, hereditaments, appurtenances and Properties appertaining, belonging, affixed, or incidental thereto.

          "Permitted Liens" shall mean (a) Liens for taxes, assessments, or other governmental charges or levies not yet due or which (if foreclosure, distraint, sale, or other similar proceedings shall not have been initiated) are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefore, (b) Liens (including, but not limited to, pledges or deposits) in connection with workers' compensation, unemployment insurance or other social security (other than Liens created by Section 4068 of ERISA), old-age pension, or public liability obligations which are not yet due or which are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefore, (c) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction, or similar Liens arising by operation of law in the ordinary course of business in respect of obligations which are not yet due or which are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefore, (d) Liens in favor of operators and non-operators under joint operating agreements or similar contractual arrangements arising in the ordinary course of the business of the Borrower to secure amounts owing, which amounts are not yet due or are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefore, (e) Liens under production sales agreements, division orders, operating agreements, and other agreements customary in the oil and gas business for processing, producing, and selling hydrocarbons securing obligations not constituting Indebtedness and provided that such Liens do not secure obligations to deliver hydrocarbons at some future date without receiving full payment therefore within 90 days of delivery, (f) easements, rights of way, restrictions, and other similar encumbrances, and minor defects in the chain of title which

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are customarily accepted in the oil and gas financing industry, none of which interfere with the ordinary conduct of the business of the Borrower or materially detract from the value or use of the Property to which they apply and (g) Liens in favor of the Lender and other Liens expressly permitted under the Security Instruments.

"Person" shall mean an individual, corporation, partnership, trust, unincorporated organization, government, any agency or political subdivision of any government, or any other form of entity.

          "Plan" shall mean, at any time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower, or any Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

"Principal Office" shall mean the principal office of the Lender in Houston, Texas, presently located at 333 Clay Street, Suite 4400, Houston, Texas 77002.

"Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

          "Rate Management Transaction" shall mean any transaction (including an agreement with respect thereto) now existing or hereafter entered into between Borrower and Lender or a Person acceptable to the Lender which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to on or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

"Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

          "Regulatory Change" shall mean the passage, adoption, institution, or amendment of any federal, state, local, or foreign Requirement of Law (including, without limitation, Regulation D), or any interpretation, directive, or request (whether or not having the force of law) of any Governmental Authority or monetary authority charged with the enforcement, interpretation, or administration thereof, occurring after the Closing Date and applying to a class of banks including the Lender.

          "Reimbursement Obligation" shall mean the obligation of the Borrower to provide to the Lender or reimburse the Lender for any amounts payable, paid, or incurred by the Lender with respect to Letters of Credit.

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          "Release of Hazardous Substances" shall mean any emission, spill, release, disposal, or discharge, except in accordance with a valid permit, license, certificate, or approval of the relevant Governmental Authority, of any Hazardous Substance into or upon (a) the air, (b) soils or any improvements located thereon, (c) surface water or groundwater, or (d) the sewer or septic system, or the waste treatment, storage, or disposal system servicing any Property of the Borrower.

          "Requirement of Law" shall mean, as to any Person, the certificate or articles of incorporation and by-laws, partnership agreements or other organizational or governing documents of such Person, and any applicable law, treaty, ordinance, order, judgment, rule, decree, regulation, or determination of an arbitrator, court, or other Governmental Authority, including, without limitation, rules, regulations, orders, and requirements for permits, licenses, registrations, approvals, or authorizations, in each case as such now exist or may be hereafter amended and are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

"Reserve Report" shall mean each report delivered to the Lender pursuant to Section 5.4.

"Responsible Officer" shall mean, as to any Person, its President, Chief Executive Officer, Chief Financial Officer, Controller or any Vice President.

          "Security Instruments" shall mean the Existing Security Instruments and the security instruments executed and delivered in satisfaction of the condition set forth in Section 3.1(f), and all other documents and instruments at any time executed as security for all or any portion of the Obligations, as such instruments may be amended, restated, or supplemented from time to time.

          "Subsidiary" shall mean, as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

          "Superfund Site" shall mean those sites listed on the Environmental Protection Agency National Priority List and eligible for remedial action or any comparable state registries or list in any state of the United States.

          "Tangible Net Worth" shall mean (a) total assets, as would be reflected on a balance sheet of the Borrower prepared in accordance with GAAP, exclusive of Intellectual Property, experimental or organization expenses, franchises, licenses, permits, and other intangible assets, and unamortized goodwill adjusted for the non-cash items of impairment and dry-hole costs incurred subsequent to March 31, 2004, minus (b) total liabilities, as

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would be reflected on a balance sheet of the Borrower prepared in accordance with GAAP.

"UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of Texas.

1.3 Undefined Financial Accounting Terms. Undefined financial accounting terms used in this Agreement shall be defined according to GAAP or the Securities Exchange Commission at the time in effect.

          1.4      References. References in this Agreement to Exhibit, Article, or Section numbers shall be to Exhibits, Articles, or Sections of this Agreement, unless expressly stated to the contrary. References in this Agreement to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," "hereunder" and words of similar import shall be to this Agreement in its entirety and not only to the particular Exhibit, Article, or Section in which such reference appears.

          1.5      Articles and Sections. This Agreement, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

          1.6     Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

1.7 Incorporation of Exhibits. The Exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for all purposes.

ARTICLE II TERMS OF FACILITY

          2.1      Revolving Line of Credit.  (a)  Upon the terms and conditions (including, without limitation, the right of the Lender to decline to make any Loan so long as any Default or Event of Default exists) and relying on the representations and warranties contained in this Agreement, the Lender agrees, during the Commitment Period, to make Loans, in immediately available funds at the Principal Office, to or for the benefit of the Borrower, from time to time on any Business Day designated by the Borrower following receipt by the Lender of a Borrowing Request; provided, however, that the Loan Balance shall not exceed at any time the Borrowing Base then in effect. Loans shall be made from time to time on any Business Day designated by the Borrower in its Borrowing Request.

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                     (b)     Subject to the terms of this Agreement, during the Commitment Period, the Borrower may borrow, repay, and reborrow and convert Loans of one type or with one Interest Period into Loans of another type or with a different Interest Period. Except for prepayments made pursuant to Section 2.11, each borrowing, conversion, and prepayment of principal of Loans shall be in an amount at least equal to $100,000. Each borrowing, prepayment, or conversion of or into a Loan of a different type or, in the case of a LIBO Rate Loan, having a different Interest Period, shall be deemed a separate borrowing, conversion, and prepayment for purposes of the foregoing, one for each type of Loan or Interest Period. Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of LIBO Rate Loans having the same Interest Period shall be at least equal to $200,000 with multiples of $100,000; and if any LIBO Rate Loan would otherwise be in a lesser principal amount for any period, such Loan shall be a Floating Rate Loan during such period.

(c) The Loans made under this Section 2.1 shall be made and maintained at the Principal Office and shall be evidenced by the Note.

          2.2      Letter of Credit Facility. Upon the terms and conditions and relying on the representations and warranties contained in this Agreement, the Lender agrees, from the date of this Agreement until the date which is 30 days prior to the Commitment Termination Date, to issue Letters of Credit for the account of the Borrower and to renew and extend such Letters of Credit. Letters of Credit shall be issued, renewed, or extended from time to time on any Business Day designated by the Borrower following the receipt in accordance with the terms hereof by the Lender of the written (or oral, confirmed promptly in writing) request by a Responsible Officer of the Borrower therefor and a Letter of Credit Application. Letters of Credit shall be issued in such amounts as the Borrower may request; provided, however, that (i) no Letter of Credit shall have an expiration date which is more than 365 days after the issuance thereof or subsequent to five days prior to the Commitment Termination Date, (ii) the Loan Balance shall not exceed at any time the amount of the Borrowing Base, and (iii) the L/C Exposure shall not exceed at any time $3,000,000.

          2.3      Limitations on Interest Periods. Each Interest Period selected by the Borrower (a) which commences on the last Business Day of a calendar month (or any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month, (b) which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day), (c) which would otherwise end after Final Maturity shall end on Final Maturity, and (d) shall have a duration of not less than one month and, if any Interest Period would otherwise be a shorter period, the relevant Loan shall be a Floating Rate Loan during such period.

          2.4      Limitation on Types of Loans. Anything herein to the contrary notwithstanding, no more than six separate Loans, including LIBO Rate Loans, shall be outstanding at any one time, with, for purposes of this Section, all Floating Rate Loans constituting one Loan, and all LIBO Rate Loans for the same Interest Period constituting one Loan. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any interest rate for any LIBO Rate Loan for any Interest Period therefor:

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          (a)      the Lender determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the deposits referred to in the definition of "LIBO Rate" in Section 1.2 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loan as provided in this Agreement; or

          (b)      the Lender determines (which determination shall be conclusive, absent manifest error) that the rates of interest referred to in the definition of "LIBO Rate" in Section 1.2 upon the basis of which the rate of interest for such Loan for such Interest Period is to be determined do not adequately cover the cost to the Lender of making or maintaining such Loan for such Interest Period, then the Lender shall give the Borrower prompt notice thereof; and so long as such condition remains in effect, the Lender shall be under no obligation to make LIBO Rate Loans or to convert Floating Rate Loans into LIBO Rate Loans, and the Borrower shall, on the last day of the then current Interest Period for each outstanding LIBO Rate Loan, either prepay such LIBO Rate Loan or convert such Loan into a Floating Rate Loan in accordance with Section 2.12.

          2.5     Use of Loan Proceeds and Letters of Credit.  (a)  As of the date hereof, indebtedness in the amount of $6,099,236.79 is outstanding under the Existing Note. The Lender shall use proceeds of the initial Loan to purchase such indebtedness. Such indebtedness shall be renewed, extended, and rearranged pursuant to the terms of this Agreement, the Note, and the relevant Borrowing Request and shall for all purposes be deemed a borrowing hereunder. Proceeds of all subsequent Loans shall be used solely for acquisitions and development of Oil and Gas Properties and for general corporate purposes.

                    (b)     Letters of Credit shall be used solely for general corporate purposes provided, however, no Letter of Credit may be used in lieu or in support of stay or appeal bonds without Lender's written consent.

          2.6      Interest. Subject to the terms of this Agreement (including, without limitation, Section 2.19), interest on the Loans shall accrue and be payable at a rate per annum equal to the Floating Rate for each Floating Rate Loan and the Adjusted LIBO Rate for each LIBO Rate Loan. Interest on all Floating Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) during the period for which payable. Interest on all LIBO Rate Loans shall be computed on the basis of a year of 360 days, and actual days elapsed (including the first day but excluding the last day) during the period for which payable. Notwithstanding the foregoing, interest on past-due principal and, to the extent permitted by applicable law, past-due interest, shall accrue at the Default Rate, computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) during the period for which payable, and shall be payable upon demand by the Lender at any time as to all or any portion of such interest. In the event that the Borrower fails to select the duration of any Interest Period for any Fixed Rate Loan within the time period and otherwise as provided herein, such Loan (if outstanding as a Fixed Rate Loan) will be automatically converted into a Floating Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Floating Rate Loan) will remain as, or (if not then outstanding) will be made as, a Floating Rate Loan.

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Interest provided for herein shall be calculated on unpaid sums actually advanced and outstanding pursuant to the terms of this Agreement and only for the period from the date or dates of such advances until repayment. Notwithstanding anything in this Agreement to the contrary if an Event of Default shall have occurred and be continuing each LIBO Rate Loan shall be converted to a Floating Rate Loan on the last day of the interest period applicable thereto.

          2.7      Repayment of Loans and Interest. Accrued and unpaid interest on each outstanding Floating Rate Loan shall be due and payable monthly commencing on the first day of August, 2004, and continuing on the first day of each calendar month thereafter while any Floating Rate Loan remains outstanding, the payment in each instance to be the amount of interest which has accrued and remains unpaid in respect of the relevant Loan. Accrued and unpaid interest on each outstanding LIBO Rate Loan shall be due and payable on the last day of the Interest Period for such LIBO Rate Loan and, in the case of any Interest Period in excess of three months, on the day of the third calendar month following the commencement of such Interest Period corresponding to the day of the calendar month on which such Interest Period commenced, the payment in each instance to be the amount of interest which has accrued and remains unpaid in respect of the relevant Loan. The Loan Balance, together with all accrued and unpaid interest thereon, shall be due and payable at Final Maturity. At the time of making each payment hereunder or under the Note, the Borrower shall specify to the Lender the Loans or other amounts payable by the Borrower hereunder to which such payment is to be applied. In the event the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Lender may apply such payment as it may elect in its sole discretion.

          2.8      Outstanding Amounts. The outstanding principal balance of the Note reflected by the notations by the Lender on its records shall be deemed rebuttably presumptive evidence of the principal amount owing on the Note. The liability for payment of principal and interest evidenced by the Note shall be limited to principal amounts actually advanced and outstanding pursuant to this Agreement and interest on such amounts calculated in accordance with this Agreement.

          2.9      Time, Place, and Method of Payments. All payments required pursuant to this Agreement or the Note shall be made in lawful money of the United States of America and in immediately available funds (which funds may be paid to the Lender by wire transfer or check executed by an authorized officer of the Borrower and made payable to the Lender), shall be deemed received by the Lender on the next Business Day following receipt if such receipt is after 2:00 p.m., Central Standard or Daylight Savings Time, as the case may be, on any Business Day, and shall be made at the Principal Office. Except as provided to the contrary herein, if the due date of any payment hereunder or under the Note would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          2.10    Borrowing Base Determinations.  (a)  The Borrowing Base as of July 1, 2004, is acknowledged by the Borrower and the Lender to be $14,600,000 until the next Borrowing Base review scheduled for September 1, 2004. Should the Borrower not execute hedges as detailed in Section 3.1(f)(i)(ii) within five (5) Business Days of Closing Date, the Borrowing Base shall be $12,300,000.

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                     (b)    The Borrowing Base shall be redetermined semi-annually on the basis of information supplied by the Borrower in compliance with the provisions of this Agreement, including, without limitation, Reserve Reports, and all other information available to the Lender. In addition, the Lender shall, in the normal course of business following a request of the Borrower, redetermine the Borrowing Base; provided, however, the Lender shall not be obligated to respond to more than three such requests during any calendar year. Notwithstanding the foregoing, the Lender may at its discretion redetermine the Borrowing Base and the amount by which the Borrowing Base shall be reduced each calendar month as set forth in Section 2.10(a) at any time and from time to time.

                     (c)     Upon each determination of the Borrowing Base by the Lender, the Lender shall notify the Borrower orally (confirming such notice promptly in writing) of such determination, and the Borrowing Base and the amount by which the Borrowing Base shall be reduced so communicated to the Borrower shall become effective upon receipt of such written notification by the Borrower and shall remain in effect until the next subsequent determination of the Borrowing Base and the amount by which the Borrowing Base shall be reduced.

                     (d)     The Borrowing Base shall reasonably represent the determination by the Lender, in accordance with the applicable definitions and provisions herein contained and its customary lending practices for loans of this nature, of the value, for loan purposes, of the Mortgaged Properties, subject, in the case of any increase in the Borrowing Base, to the credit approval process of the Lender. Furthermore, the Borrower acknowledges that the determination of the Borrowing Base contains an equity cushion (market value in excess of loan value), which is acknowledged by the Borrower to be essential for the adequate protection of the Lender.

          2.11    Mandatory Prepayments. If at any time the sum of the Loan Balance and the L/C Exposure exceeds the Borrowing Base then in effect, the Borrower shall, within 30 days of notice from the Lender of such occurrence, (a) prepay, or make arrangements acceptable to the Lender for the prepayment of, the amount of such excess for application on the Loan Balance, (b) provide additional collateral, of character and value satisfactory to the Lender in its reasonable discretion, to secure the Obligations by the execution and delivery to the Lender of security instruments in form and substance satisfactory to the Lender, or (c) effect any combination of the alternatives described in clauses (a) and (b) of this Section and acceptable to the Lender in its reasonable discretion. In the event that a mandatory prepayment is required under this Section and the Loan Balance is less than the amount required to be prepaid, the Borrower shall repay the entire Loan Balance and, in accordance with the provisions of the relevant Letter of Credit Applications executed by the Borrower or otherwise to the reasonable satisfaction of the Lender, deposit with the Lender, as additional collateral securing the Obligations, an amount of cash, in immediately available funds, equal to the L/C Exposure minus the Borrowing Base. The cash deposited with the Lender in satisfaction of the requirement provided in this Section may be invested, at the sole discretion of the Lender and then only at the express direction of the Borrower as to investment vehicle and maturity (which shall be no later than the latest expiry date of any then outstanding Letter of Credit), for the account of the Borrower in cash or cash equivalent investments offered by or through the Lender.

2.12 Voluntary Prepayments of Loans. Subject to applicable provisions of this Agreement, the Borrower shall have the right at any time or from time to time to prepay Loans without prepayment

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penalty provided, however, no such prepayment shall serve to postpone the repayment when due of any Obligation.

          2.13    Commitment Fee. In addition to interest on the Note as provided herein and all other fees payable hereunder and to compensate the Lender for maintaining funds available, the Borrower shall pay to the Lender, in immediately available funds (which funds may be paid to the Lender by wire transfer or check executed by an authorized officer of the Borrower and made payable to the Lender), on the first day of September, 2004, and on the first day of each third calendar month thereafter during the Commitment Period, a fee in the amount of one-half percent (1/2%) per annum, calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day), on the average daily amount of the Available Commitment during the preceding quarterly period.

          2.14    Facility Fee. In addition to interest on the Note as provided herein and all other fees payable hereunder and to compensate the Lender for the costs of the extension of credit hereunder, the Borrower shall pay to the Lender on the Closing Date, in immediately available funds (which funds may be paid to the Lender by wire transfer or check executed by an authorized officer of the Borrower and made payable to the Lender), a facility fee in the amount of 0.75% of the initial Borrowing Base (of which 50% of such fee has previously been paid and the Lender will credit, with the balance due on the Closing Date and the Lender will credit $29,062.50 towards the initial Facility Fee) and 0.75% on any future increase of the Borrowing Base then in effect.

          2.15    Engineering Fee. In addition to interest on the Note as provided herein and all other fees payable hereunder and to compensate the Lender for the costs of evaluating the Mortgaged Properties and reviewing the Reserve Reports, the Borrower shall pay to the Lender, in immediately available funds (which funds may be paid to the Lender by wire transfer or check executed by an authorized officer of the Borrower and made payable to the Lender), $10,000 for the initial engineering review and $5,000 for each subsequent engineering review.

          2.16    Letter of Credit Fee. In addition to interest on the Note as provided herein and Commitment Fees and Facility Fees payable hereunder, the Borrower agrees to pay to the Lender on the date of issuance of each Letter of Credit, whether under the terms of this Agreement or outside of the Agreement, a fee equal to that reflected on Exhibit VI calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day), on the face amount of such Letter of Credit beginning on the date of the issuance of each Letter of Credit until the Lender has received the cancelled Letter of Credit or a written cancellation of the Letter of Credit from the beneficiary of such Letter of Credit in form and substance reasonably satisfactory to the Lender. One-half of such Letter of Credit Fees shall be paid to the Lender on the date of issuance of each Letter of Credit, the remainder payable to the Lender on the first day of each third calendar month following the issuance of a Letter of Credit in immediately available funds (which funds may be paid to the Lender by wire transfer or check executed by an authorized officer of the Borrower and made payable to the Lender provided, however, in the event such Letter of Credit is canceled prior to its original expiry date or a payment is made by the Lender with respect to such Letter of Credit, the Lender shall, within ten days after such cancellation or the making of such payment, rebate to the Borrower the unearned portion of such fee. The Borrower also agrees to pay

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to the Lender on demand its then-current letter of credit transactional fees, including, without limitation, amendment fees, payable with respect to each Letter of Credit. Upon the Borrower's request, a then-current schedule of fees will be provided which fees are subject to change.

          2.17    Loans to Satisfy Obligations of Borrower. The Lender may, but shall not be obligated to, make Loans for the benefit of the Borrower and apply proceeds thereof to the extent reasonably required to satisfy of any condition, warranty, representation, or covenant of the Borrower contained in this Agreement or any other Loan Document. Any such Loan shall be evidenced by the Note and shall be made at the Floating Rate.

          2.18    Security Interest in Accounts; Right of Offset. As security for the payment and performance of the Obligations, the Borrower hereby transfers, assigns, and pledges to the Lender and grants to the Lender a security interest in all funds of the Borrower now or hereafter or from time to time on deposit with the Lender, with such interest of the Lender to be retransferred, reassigned, and/or released by the Lender, as the case may be, at the expense of the Borrower upon payment in full and complete performance by the Borrower of all Obligations. All remedies as secured party or assignee of such funds shall be exercisable by the Lender upon the occurrence of any Event of Default, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof. Furthermore, the Borrower hereby grants to the Lender the right, exercisable at such time as any Obligation shall mature, whether by acceleration of maturity or otherwise, of offset or banker's lien against all funds of the Borrower now or hereafter or from time to time on deposit with the Lender, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof. The Lender agrees to promptly notify the Borrower in writing of Lender's intent to exercise its rights pursuant to Section 2.18. The rights of Lender granted herein shall not include the accounts listed on Exhibit VI.

          2.19    General Provisions Relating to Interest.  (a)  It is the intention of the parties hereto to comply strictly with the usury laws of the State of Texas and the United States of America. In this connection, there shall never be collected, charged, or received on the sums advanced hereunder interest in excess of that which would accrue at the Highest Lawful Rate. For purposes of Chapter 303 of the Texas Finance Code (Vernon's 1999), the Borrower agrees that the Highest Lawful Rate shall be the "weekly ceiling" as defined in such Section, provided that the Lender may also rely, to the extent permitted by applicable laws of the State of Texas or the United States of America, on alternative maximum rates of interest under other laws of the State of Texas or the United States of America applicable to the Lender, if greater.

                     (b)    Notwithstanding anything herein or in the Note to the contrary, during any Limitation Period, the interest rate to be charged on amounts evidenced by the Note shall be the Highest Lawful Rate, and the obligation, if any, of the Borrower for the payment of fees or other charges deemed to be interest under applicable law shall be suspended. During any period or periods of time following a Limitation Period, to the extent permitted by applicable laws of the State of Texas or the United States of America, the interest rate to be charged hereunder shall remain at the Highest Lawful Rate until such time as there has been paid to the Lender (i) the amount of interest in excess

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of that accruing at the Highest Lawful Rate that the Lender would have received during the Limitation Period had the interest rate remained at the otherwise applicable rate, and (ii) all interest and fees otherwise payable to the Lender but for the effect of such Limitation Period.

                     (c)     If, under any circumstances, the aggregate amounts paid on the Note or under this Agreement or any other Loan Document include amounts which by law are deemed interest and which would exceed the amount permitted if the Highest Lawful Rate were in effect, the Borrower stipulates that such payment and collection will have been and will be deemed to have been, to the extent permitted by applicable laws of the State of Texas or the United States of America, the result of mathematical error on the part of the Borrower and the Lender; and the Lender shall promptly refund the amount of such excess (to the extent only of such interest payments in excess of that which would have accrued and been payable on the basis of the Highest Lawful Rate) upon discovery of such error by the Lender or notice thereof from the Borrower. In the event that the maturity of any Obligation is accelerated, by reason of an election by the Lender or otherwise, or in the event of any required or permitted prepayment, then the consideration constituting interest under applicable laws may never exceed the Highest Lawful Rate; and excess amounts paid which by law are deemed interest, if any, shall be credited by the Lender on the principal amount of the Obligations, or if the principal amount of the Obligations shall have been paid in full, refunded to the Borrower.

                     (d)    All sums paid, or agreed to be paid, to the Lender for the use, forbearance and detention of the proceeds of any advance hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term hereof until paid in full so that the actual rate of interest is uniform but does not exceed the Highest Lawful Rate throughout the full term hereof.

          2.20    Yield Protection. The Borrower shall pay to the Lender within 30 days of receipt of written request of Lender (which shall set forth in reasonable detail, the basis for requesting such amounts) such amounts as shall be sufficient in the reasonable opinion of the Lender to compensate it for any loss, cost, or expense incurred by and as a result of:

(i) any payment, prepayment, or conversion by the Borrower of a Fixed Rate Loan on a date other than the last day of an Interest Period for such Loan; or

(ii) any failure by the Borrower to borrow a Fixed Rate Loan from the Lender on the date for such borrowing specified in the relevant Borrowing Request;

such compensation to include, without limitation, with respect to any LIBO Rate Loan, an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the principal amount so paid, prepaid, converted, or not borrowed for the period from the date of such payment, prepayment, conversion, or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure to borrow) at the applicable rate of interest for such Loan provided for herein over (B) the interest component (as reasonably determined by the Lender) of the

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amount (as reasonably determined by the Lender) the Lender would have bid in the London interbank market for Dollar deposits of amounts comparable to such principal amount and maturities comparable to such period.

          2.21    Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for the Lender or its Applicable Lending Office to (a) honor its obligation to make any type of Fixed Rate Loans hereunder, or (b) maintain any type of Fixed Rate Loans hereunder, then the Lender shall promptly notify the Borrower thereof; and the obligation of the Lender hereunder to make such type of Fixed Rate Loans and to convert other types of Loans into Fixed Rate Loans of such type shall be suspended until such time as the Lender may again make and maintain Fixed Rate Loans of such type, and the outstanding Fixed Rate Loans of such type shall be converted into Floating Rate Loans in accordance with Section 2.13. Before giving such notice pursuant to this Section, the Lender will designate a different available Applicable Lending Office for Fixed Rate Loans or take such other action as the Borrower may request if such designation or action will avoid the need to suspend the obligation of the Lender to make Fixed Rate Loans and will not, in the opinion of the Lender, be disadvantageous to the Lender.

          2.22    Regulatory Change. In the event that by reason of any Regulatory Change, the Lender (a) incur Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Lender which includes deposits by reference to which the interest rate on any Fixed Rate Loan is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes any Fixed Rate Loan, or (b) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, at the election of the Lender with notice to the Borrower, the obligation of the Lender to make such Fixed Rate Loans and to convert Floating Rate Loans into such Fixed Rate Loans shall be suspended until such time as such Regulatory Change ceases to be in effect, and all such outstanding Fixed Rate Loans shall be converted into Floating Rate Loans in accordance with Section 2.13.

          2.23    Limitations on Interest Periods. Each Interest Period selected by the Borrower (a) which commences on the last Business Day of a calendar month (or, with respect to any LIBO Rate Loan, any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month, (b) which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day), (c) which would otherwise commence before and end after Final Maturity shall end on Final Maturity, and (d) shall have a duration of not less than thirty, sixty or ninety days, as to any LIBO Rate Loan, and, if any Interest Period would otherwise be a shorter period, the relevant Loan shall be a Floating Rate Loan during such period.

          2.24    Letters in Lieu of Transfer Orders. The Lender agrees that none of the letters in lieu of transfer or division orders provided by the Borrower pursuant to Section 3.1(g)(v) or Section 5.7 will be sent to the addressees thereof prior to the occurrence and continuance of an Event of Default, at which time the Lender may, at its option and in addition to the exercise of any of its other rights and remedies, send any or all of such letters.

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          2.25    Power of Attorney. The Borrower hereby designates the Lender as its agent and attorney-in-fact, to act in its name, place, and stead for the purpose of completing and, upon the occurrence and continuance of an Event of Default, delivering any and all of the letters in lieu of transfer orders delivered by the Borrower to the Lender pursuant to Section 3.1(g)(v) or Section 5.7, including, without limitation, completing any blanks contained in such letters and attaching exhibits thereto describing the relevant Collateral. The Borrower hereby ratifies and confirms all that the Lender shall lawfully do or cause to be done by virtue of this power of attorney and the rights granted with respect to such power of attorney. This power of attorney is coupled with the interests of the Lender in the Collateral, shall commence and be in full force and effect as of the Closing Date and shall remain in full force and effect and shall be irrevocable so long as any Obligation remains outstanding or unpaid or any Commitment exists. The powers conferred on the Lender by this appointment are solely to protect the interests of the Lender under the Loan Documents and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and shall not be responsible to the Borrower or any other Person for any act or failure to act with respect to such powers, except for gross negligence or willful misconduct.

ARTICLE III CONDITIONS

The obligations of the Lender to enter into this Agreement and to make Loans and issue Letters of Credit are subject to the satisfaction of the following conditions precedent:

          3.1      Receipt of Loan Documents and Other Items. The Lender shall have no obligation under this Agreement unless and until all matters incident to the consummation of the transactions contemplated herein, including, without limitation, the review by the Lender or its counsel of the title of the Borrower to its Oil and Gas Properties, shall be satisfactory to the Lender, and the Lender shall have received, reviewed, and approved the following documents and other items, appropriately executed when necessary and, where applicable, acknowledged by the Borrower, all in form and substance reasonably satisfactory to the Lender and dated, where applicable, of even date herewith or a date prior thereto and acceptable to the Lender:

(a) multiple counterparts of this Agreement and the Assignment, as requested by the Lender;

(b) the Existing Notes, endorsed payable to the Lender;

(c) the Note;

          (d)     copies of the Articles of Incorporation, the bylaws, and all amendments to each of the foregoing of the Borrower accompanied by a certificates issued by the secretary or assistant secretary of the Borrower to the effect that each such copy is correct and complete;

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          (e)     certificates of incumbency dated the Closing Date and signatures of all of the respective officers of the Borrower who are authorized to execute Loan Documents on behalf of the Borrower, each such certificate being executed by the respective secretary or assistant secretary of the Borrower;

          (f)     copies of resolutions of the Borrower approving the Loan Documents and authorizing the transactions contemplated herein and therein, duly adopted by the board of directors of the Borrower accompanied by a certificate of the secretary or assistant secretary of the Borrower to the effect that such copies are true and correct copies of the resolutions duly adopted at a meeting or by unanimous consent of the board of directors of the Borrower and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date of such certificate;

          (g)     certificates dated as of a recent date from the Secretary of State or other appropriate Governmental Authority for the State of Delaware evidencing the existence or qualification and good standing of the Borrower in such jurisdiction;

(h) the following documents ratifying, amending and/or restating the Existing Security Instruments and otherwise establishing Liens in favor of the Lender in and to the Collateral:

         (i)     Amended and Restated Mortgage, Deed of Trust, Indenture, Security Agreement, Assignment of Production, and Financing Statement from the Borrower covering all Oil and Gas Properties of the Borrower and all improvements, personal property, and fixtures related thereto;

(ii) Financing Statements from the Borrower, as debtor, constituent to the instrument described in clause (i) above;

(iii) Security Agreement from the Borrower pledging accounts, contract rights, etc.;

(iv) Financing Statement from the Borrower, as debtor, constituent to the instrument described in clause (iii) above;

         (v)    undated letters, in form and substance satisfactory to the Lender, from the Borrower to each purchaser of production and disburser of the proceeds of production from or attributable to the Mortgaged Properties, together with additional letters with the addressees left blank, authorizing and directing the addressees to make future payments attributable to production from the Mortgaged Properties directly to the Lender;

(i) unaudited Financial Statements of the Borrower as of March 31, 2004;

(j) quarterly financial projections as of May 31, 2004;

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          (k)    results of searches of the UCC Records of the Secretary of State of the State(s) of Delaware and Texas, from a source acceptable to the Lender and reflecting no Liens against any of the Collateral as to which perfection of a Lien is accomplished by the filing of a financing statement other than existing security instruments in favor of the Lender;

(l) confirmation, acceptable to the Lender, of the title of the Borrower to the Mortgaged Properties, free and clear of Liens other than Permitted Liens;

          (m)   copies of all material operating, lease, sublease, royalty, sales, exchange, processing, farmout, bidding, pooling, unitization, communitization, and other agreements relating to the Mortgaged Properties requested by the Lender;

(n) reservoir engineering reports covering the Mortgaged Properties;

(o) the opinion of Barton, Schneider & Russell, LLP, counsel to the Borrower, in substantially the form attached hereto as Exhibit IV, with such changes thereto as may be approved by the Lender;

(p) certificates evidencing the insurance coverage required pursuant to Section 5.18;

(q) payment of the balance owed on the Facility Fee;

(r) payment of the fees described in Section 5.14;

          (s)    as consideration for a higher initial Borrowing Base, Borrower will furnish proof satisfactory to the Lender that it has entered into Commodity Hedge Agreements with a Person acceptable to the Lender with the volumes prices and dates as follows:

(i) from September 1 to December 31, 2004, at least 135,000 mcf of gas per month at $5.25 per mmbtu and 15,000 barrels of oil per month at $28.00 per barrel; and

(ii) for the year 2005 at least 95,000 mcf of gas per month at $4.75 per mmbtu and 10,000 barrels of oil per month at $26.00 per barrel; and

(t) such other agreements, documents, instruments, opinions, certificates, waivers, consents, and evidence as the Lender may reasonably request.

3.2 Each Loan and Letter of Credit. In addition to the conditions precedent stated elsewhere herein, the Lender shall not be obligated to make any Loan or issue any Letter of Credit unless:

          (a)    the Borrower shall have delivered to the Lender a Borrowing Request at least one Business Day prior to the requested date for the relevant Loan, or a Letter of Credit Application at least two Business Days prior to the requested issuance date for the relevant Letter of Credit (including,  without  limitation,  renewals and  extensions  thereof)  and  each  statement  or

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certification made in such Borrowing Request or Letter of Credit Application, as the case may be, shall be true and correct in all material respects on the requested date for such Loan or the issuance of such Letter of Credit or renewals or extensions thereof;

(b) no Event of Default or Default shall exist or will occur as a result of the making of the requested Loan or the issuance of the requested Letter of Credit or renewals or extensions thereof;

          (c)     if requested by the Lender, the Borrower shall have delivered evidence reasonably satisfactory to the Lender substantiating any of the matters contained in this Agreement which are reasonably necessary to enable the Borrower to qualify for such Loan or the issuance of such Letter of Credit or renewals or extensions thereof;

          (d)     the Lender shall have received, reviewed, and approved such additional documents and items as described in Section 3.1 as may be reasonably requested by the Lender with respect to such Loan or Letter of Credit or renewals or extensions thereof;

(e) no event shall have occurred which, in the reasonable opinion of the Lender, could reasonably be expected to result in a Material Adverse Effect;

          (f)     each of the representations and warranties contained in this Agreement shall be true and correct (unless they speak to a specific date or are based on facts which have changed by transactions contemplated or expressly permitted by this Agreement) and shall be deemed to be repeated by the Borrower as if made on the requested date for such Loan or the issuance of such Letter of Credit or renewals or extensions thereof;

(g) the Security Instruments shall be in full force and effect and provide to the Lender the security intended thereby;

          (h)    neither the consummation of the transactions contemplated hereby nor the making of such Loan nor the issuance of such Letter of Credit shall contravene, violate, or conflict with any Requirement of Law;

(i) the Borrower shall hold full legal title to the Collateral and be the sole beneficial owner thereof;

          (j)     the Lender shall have received the payment of all Engineering Fees, and other fees payable to the Lender hereunder and reimbursement from the Borrower, or special legal counsel for the Lender shall have received payment from the Borrower, for (i) all reasonable fees and expenses of counsel to the Lender for which the Borrower is responsible pursuant to applicable provisions of this Agreement and for which invoices have been presented as of or prior to the date of the relevant Loan or Letter of Credit Application, and (ii) estimated fees charged by filing officers and other public officials incurred or to be incurred in connection with the filing and recordation of any Security Instruments, for which invoices have been presented as of or prior to the date of the requested Loan or Letter of Credit Application; and

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(k) all matters incident to the consummation of the transactions hereby contemplated shall be satisfactory to the Lender.

ARTICLE IV REPRESENTATIONS AND WARRANTIES

          To induce the Lender to enter into this Agreement and to make the Loans and issue Letters of Credit, the Borrower represents and warrants to the Lender (which representations and warranties shall survive the delivery of the Note) that:

          4.1      Due Authorization. The execution and delivery by the Borrower of this Agreement and the borrowings hereunder, the execution and delivery by the Borrower of the Note, the repayment of the Note and interest and fees provided for in the Note and this Agreement, the execution and delivery of the Security Instruments by the Borrower and the performance of all obligations of the Borrower under the Loan Documents are within the power of the Borrower, have been duly authorized by all necessary corporate action by the Borrower, and do not and will not (a) require the consent of any Governmental Authority, (b) contravene or conflict with any Requirement of Law, (c) contravene or conflict with any indenture, instrument, or other agreement to which the Borrower is a party or by which any Property of the Borrower may be presently bound or encumbered, or (d) result in or require the creation or imposition of any Lien in, upon or of any Property of the Borrower under any such indenture, instrument, or other agreement, other than the Loan Documents.

          4.2      Corporate Existence. The Borrower is a corporation duly organized, legally existing under the laws of its state of incorporation and is duly qualified as a corporation and in good standing in all jurisdictions wherein the ownership of Property or the operation of its business necessitates same, other than those jurisdictions wherein the failure to so qualify will not have a Material Adverse Effect.

          4.3      Valid and Binding Obligations. All Loan Documents to which the Borrower is a party, when duly executed and delivered by the Borrower, will be the legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

          4.4      Security Instruments. The provisions of each Security Instrument executed by the Borrower are effective to create in favor of the Lender, a legal, valid, and enforceable Lien in all right, title, and interest of the Borrower in the Collateral described therein, which Liens, assuming the accomplishment of recording and filing in accordance with applicable laws prior to the intervention of rights of other Persons, shall constitute fully perfected first-priority Liens on all right, title, and interest of the Borrower in the Collateral described therein.

4.5 Title to Assets. The Borrower has good and defensible title to its Oil and Gas Properties, free and clear of all Liens except Permitted Liens.

4.6 Scope and Accuracy of Financial Statements. The Financial Statements of the Borrower as of March 31, 2004, present fairly the financial position and results of operations and cash flows of

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the Borrower as at the relevant point in time or for the period indicated, as applicable. No event or circumstance has occurred since March 31, 2004, which could reasonably be expected to have a Material Adverse Effect.

          4.7      No Material Misstatements. No information, exhibit, statement, or report furnished to the Lender by or at the direction of the Borrower in connection with this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading as of the date made or deemed made.

          4.8      Liabilities, Litigation, and Restrictions. Other than as listed under the heading "Liabilities" on Exhibit V attached hereto, the Borrower has no liabilities, direct, or contingent, which may materially and adversely affect its business or operations or its ownership of the Collateral. Except as set forth under the heading "Litigation" on Exhibit V hereto, no litigation or other action of any nature affecting the Borrower are pending before any Governmental Authority or, to the best knowledge of the Borrower, threatened against or affecting the Borrower which might reasonably be expected to result in any impairment of its ownership of any Collateral or have a Material Adverse Effect. To the best knowledge of the Borrower, after due inquiry, no unusual or unduly burdensome restriction, restraint or hazard exists by contract, Requirement of Law, or otherwise relative to the business or operations of the Borrower or the ownership and operation of the Collateral other than such as relate generally to Persons engaged in business activities similar to those conducted by the Borrower.

          4.9      Authorizations; Consents. Except as expressly contemplated by this Agreement, no authorization, consent, approval, exemption, franchise, permit, or license of, or filing with, any Governmental Authority or any other Person is required to authorize or is otherwise required in connection with the valid execution and delivery by the Borrower of the Loan Documents or any instrument contemplated hereby, the repayment by the Borrower of the Note and interest and fees provided in the Note and this Agreement, or the performance by the Borrower of the Obligations.

          4.10    Compliance with Laws. The Borrower and its Property, including, without limitation, the Mortgaged Property, are in compliance with all applicable Requirements of Law, including, without limitation, Environmental Laws, the Natural Gas Policy Act of 1978, as amended, and ERISA, except to the extent non-compliance with any such Requirements of Law could not reasonably be expected to have a Material Adverse Effect.

          4.11    ERISA. No Reportable Event has occurred with respect to any Single Employer Plan, and each Single Employer Plan has complied with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code. To the best knowledge of the Borrower, (a) no Reportable Event has occurred with respect to any Multiemployer Plan, and (b) each Multiemployer Plan has complied with and been administered in all material respects with applicable provisions of ERISA and the Code. The present value of all benefits vested under each Single Employer Plan maintained by the Borrower or any Commonly Controlled Entity (based on the assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such vested benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer

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Plan for which there is any withdrawal liability. As of the most recent valuation date applicable to any Multiemployer Plan, neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or such Commonly Controlled Entity were to withdraw completely from such Multiemployer Plan. Neither the Borrower nor any Commonly Controlled Entity has received notice that any Multiemployer Plan is Insolvent or in Reorganization. To the knowledge of the Borrower, no such Insolvency or Reorganization is reasonably likely to occur. Based upon GAAP existing as of the date of this Agreement and current factual circumstances, the Borrower has no reason to believe that the annual cost during the term of this Agreement to the Borrower and all Commonly Controlled Entities for post-retirement benefits to be provided to the current and former employees of the Borrower and all Commonly Controlled Entities under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) will, in the aggregate, have a Material Adverse Effect.

4.12 Environmental Laws. To the best knowledge and belief of the Borrower, except as would not have a Material Adverse Effect, or as described on Exhibit V under the heading "Environmental Matters:"

(a) no Property of the Borrower is currently on or has ever been on any Property which is on or has ever been on, any federal or state list of Superfund Sites;

          (b)    no Hazardous Substances have been generated, transported, and/or disposed of by the Borrower at a site which was, at the time of such generation, transportation, and/or disposal, or has since become, a Superfund Site;

          (c)    except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, no Release of Hazardous Substances by the Borrower or from, affecting, or related to any Property of the Borrower or adjacent to any Property of the Borrower has occurred; and

(d) no Environmental Complaint has been received by the Borrower.

          4.13    Compliance with Federal Reserve Regulations. No transaction contemplated by the Loan Documents is in violation of any regulations promulgated by the Board of Governors of the Federal Reserve System, including, without limitation, Regulations T, U, or X.

          4.14    Investment Company Act Compliance. The Borrower is not, nor is the Borrower directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          4.15    Public Utility Holding Company Act Compliance. The Borrower is not a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

4.16 Proper Filing of Tax Returns; Payment of Taxes Due. The Borrower has duly and

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properly filed its United States income tax return and all other tax returns which are required to be filed and has paid all taxes due except such as are being contested in good faith and as to which adequate provisions and disclosures have been made. The respective charges and reserves on the books of the Borrower with respect to taxes and other governmental charges are adequate.

          4.17    Refunds. Except as described on Exhibit V under the heading "Refunds," no orders of, proceedings pending before, or other requirements of, the Federal Energy Regulatory Commission, the Texas Railroad Commission, or any Governmental Authority exist which could result in the Borrower being required to refund any material portion of the proceeds received or to be received from the sale of hydrocarbons constituting part of the Mortgaged Property.

          4.18    Gas Contracts. Except as described on Exhibit V under the heading "Gas Contracts," the Borrower (a) are not obligated in any material respect by virtue of any prepayment made under any contract containing a "take-or-pay" or "prepayment" provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of the Mortgaged Property at some future date without receiving full payment therefor within 90 days of delivery, and (b) has not produced gas, in any material amount, subject to, and neither the Borrower nor any of the Mortgaged Properties is subject to, balancing rights of third parties or subject to balancing duties under governmental requirements, except as to such matters for which the Borrower has established monetary reserves adequate in amount to satisfy such obligations and has segregated such reserves from other accounts.

          4.19    Intellectual Property. The Borrower owns or is licensed to use all Intellectual Property necessary to conduct all business material to its condition (financial or otherwise), business, or operations as such business is currently conducted. No claim has been asserted or is pending by any Person with the respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property; and the Borrower knows of no valid basis for any such claim. The use of such Intellectual Property by the Borrower does not infringe on the rights of any Person, except for such claims and infringements as do not, in the aggregate, give rise to any material liability on the part of the Borrower.

          4.20    Casualties or Taking of Property. Except as disclosed on Exhibit V under the heading "Casualties," since March 31, 2004, neither the business nor any Property of the Borrower has been materially adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property, or cancellation of contracts, permits, or concessions by any Governmental Authority, riot, activities of armed forces, or acts of God.

          4.21    Locations of Borrower. The principal place of business and chief executive office of the Borrower is located at the address of the Borrower set forth in Section 8.3 or at such other location as the Borrower may have, by proper written notice hereunder, advised the Lender, provided that such other location is within a state in which appropriate financing statements from the Borrower in favor of the Lender have been filed.

4.22 Subsidiaries. The Borrower has no Subsidiaries except those described on Exhibit V under the heading "Subsidiaries".

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          4.23    Existing Indebtedness; No Defenses. As of the date hereof, (a) the Borrower is indebted to the Existing Lender under the Existing Note in the aggregate principal amount of $6,099,236.79, and (b) the Borrower has no defenses to, rights of setoff against, claims or counterclaims with respect to, and no default exists under or with respect to, any of the Existing Loan Documents or any Indebtedness or obligation of the Borrower to the Existing Lender.

ARTICLE V AFFIRMATIVE COVENANTS

So long as any Obligation remains outstanding or unpaid or any Commitment exists, the Borrower, where applicable, shall:

          5.1      Maintenance and Access to Records. Keep adequate records, in accordance with GAAP, of all its transactions so that at any time, and from time to time, its true and complete financial condition may be readily determined, and promptly following the reasonable request of the Lender, make such records available for inspection by the Lender and, at the expense of the Borrower, allow the Lender to make and take away copies thereof.

          5.2      Quarterly Financial Statements; Compliance Certificates. Deliver to the Lender, (a) on or before the 45th day after the close of each of the first three quarterly periods of each fiscal year of the Borrower, a copy of the respective unaudited consolidated Financial Statements of the Borrower as at the close of such quarterly period and from the beginning of such fiscal year to the end of such period, such Financial Statements to be certified by a Responsible Officer of the Borrower as a fair presentation of the condition of the Borrower, subject to changes resulting from normal year-end audit adjustments, and (b) on or before the 45th day after the close of each fiscal quarter, with the exception of the last fiscal quarter, a Compliance Certificate.

5.3 Quarterly Financial Projections. Deliver at the same time as quarterly Financial Statements financial projections which include projected capital expenditures.

          5.4      Annual Financial Statements. Deliver to the Lender, on or before the 90th day after the close of each fiscal year of the Borrower, respectively, a copy of its annual audited Financial Statements and a Compliance Certificate and an annual Borrower forecast updated quarterly which includes projected capital expenditures.

          5.5      Oil and Gas Reserve Reports.  (a)  Deliver to the Lender no later than February 15 of each year during the term of this Agreement, engineering reports in form and substance satisfactory to the Lender, and upon Lender's request, certified by any nationally- or regionally-recognized independent consulting petroleum engineers acceptable to the Lender as fairly and accurately setting forth (i) the proven and producing, shut-in, behind-pipe, and undeveloped oil and gas reserves (separately classified as such) attributable to the Mortgaged Properties as of January 1 of the year for which such reserve reports are furnished, (ii) the aggregate present value of the future net income with respect to such Mortgaged Properties, discounted at a stated per annum discount rate of

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proven and producing reserves, (iii) projections of the annual rate of production, gross income, and net income with respect to such proven and producing reserves, and (iv) information with respect to the "take-or-pay," "prepayment," and gas-balancing liabilities of the Borrower.

          (b)     Deliver to the Lender no later than August 15 of each year during the term of this Agreement, engineering reports in form and substance satisfactory to the Lender prepared by or under the supervision of the chief petroleum engineer of the Borrower evaluating the Mortgaged Properties as of July 1 of the year for which such reserve reports are furnished and updating the information provided in the reports pursuant to Section 5.4(a).

          (c)     Each of the reports provided pursuant to this Section shall be submitted to the Lender together with additional data concerning pricing, quantities of production from the Mortgaged Properties, volumes of production sold, purchasers of production, gross revenues, expenses, and such other information and engineering and geological data with respect thereto as the Lender may reasonably request.

          5.6      Title Opinions; Title Defects. Promptly upon the request of the Lender, furnish to the Lender title opinions or other title information, in form and substance and by counsel reasonably satisfactory to the Lender, or other confirmation of title reasonably acceptable to the Lender, covering Oil and Gas Properties constituting not less than 81% of the value, determined by the Lender in its sole discretion, of the Mortgaged Properties; and promptly, but in any event within 45 days after notice by the Lender of any defect, material in the opinion of the Lender in value, in the title of the Borrower to any of its Oil and Gas Properties, clear such title defects, and, in the event any such title defects are not cured in a timely manner, pay all related costs and fees incurred by the Lender to do so.

          5.7      Notices of Certain Events. Deliver to the Lender, immediately upon having knowledge of the occurrence of any of the following events or circumstances, a written statement with respect thereto, signed by a Responsible Officer of the Borrower and setting forth the relevant event or circumstance and the steps being taken by the Borrower with respect to such event or circumstance:

(a) any Default or Event of Default;

          (b)    any default or event of default under any contractual obligation of the Borrower, or any litigation, investigation, or proceeding between the Borrower and any Governmental Authority which, in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c)    any litigation or proceeding involving the Borrower as a defendant or in which any Property of the Borrower is subject to a claim and in which the amount involved is $100,000.00 or more in the aggregate and which is not covered by insurance or in which injunctive or similar relief is sought;

(d) the receipt by the Borrower of any written Environmental Complaint having a Material Adverse Effect;

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          (e)    any actual, proposed, or threatened testing or other investigation by any Governmental Authority or other Person concerning the environmental condition of, or relating to, any Property of the Borrower or adjacent to any Property of the Borrower following any allegation of a violation of an Environmental Complaint which could reasonably be expected to result in a Material Adverse Effect;

          (f)     any Release of Hazardous Substances by the Borrower or from, affecting, or related to any Property of the Borrower or adjacent to any Property of the Borrower except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, or the violation of any Environmental Law, or the revocation, suspension, or forfeiture of or failure to renew, any permit, license, registration, approval, or authorization in each such case which could reasonably be expected to have a Material Adverse Effect;

(g) the change in identity or address of any Person remitting to the Borrower proceeds from the sale of hydrocarbon production from or attributable to any Mortgaged Property; and

(h) any other event or condition which could reasonably be expected to have a Material Adverse Effect.

          5.8      Letters in Lieu of Transfer Orders; Division Orders. Promptly upon request by the Lender at any time and from time to time, and without limitation on the rights of the Lender pursuant to Section 2.17, execute such letters in lieu of transfer orders, in addition to the letters signed by the Borrower and delivered to the Lender in satisfaction of the condition set forth in Section 3.1(g)(v) and/or division and/or transfer orders as are necessary or appropriate to transfer and deliver to the Lender proceeds from or attributable to any Mortgaged Property.

          5.9      Additional Information. Furnish to the Lender, promptly upon the request of the Lender, such additional financial or other information concerning the assets, liabilities, operations, and transactions of the Borrower as the Lender may reasonably request from time to time; and notify the Lender not less than ten Business Days prior to the occurrence of any condition or event that may change the proper location for the filing of any financing statement or other public notice or recording for the purpose of perfecting a Lien in any Collateral, including, without limitation, any change in its name or the location of its principal place of business or chief executive office; and upon the request of the Lender, execute such additional Security Instruments as may be necessary or appropriate in connection therewith.

          5.10    Compliance with Laws. Except to the extent the failure to comply or cause compliance would not have a Material Adverse Effect, comply with all applicable Requirements of Law, including, without limitation, (a) the Natural Gas Policy Act of 1978, as amended, (b) ERISA, (c) Environmental Laws, and (d) all permits, licenses, registrations, approvals, and authorizations (i) related to any natural or environmental resource or media located on, above, within, in the vicinity of, related to or affected by any Property of the Borrower, (ii) required for the performance of the operations of the Borrower, or (iii) applicable to the use, generation, handling, storage, treatment, transport, or disposal of any Hazardous Substances; and cause all employees, crew members, agents, contractors, subcontractors,

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and future lessees (pursuant to appropriate lease provisions) of the Borrower, while such Persons are acting within the scope of their relationship with the Borrower, to comply with all such Requirements of Law as may be necessary or appropriate to enable the Borrower to so comply.

          5.11    Payment of Assessments and Charges. Pay all taxes, assessments, governmental charges, rent, and other Indebtedness which, if unpaid, might become a Lien against the Property of the Borrower, except any of the foregoing being contested in good faith and as to which adequate reserve in accordance with GAAP has been established or unless failure to pay would not have a Material Adverse Effect.

          5.12    Maintenance of Corporate Existence and Good Standing. Maintain its corporate existence or qualification and good standing in its jurisdiction of incorporation and in all jurisdictions wherein the Property now owned or hereafter acquired or business now or hereafter conducted necessitates same.

5.13 Payment of Note; Performance of Obligations. Pay the Note according to its terms and do and perform every act and discharge all of its other Obligations.

          5.14    Further Assurances. Promptly cure any defects in the execution and delivery of any of the Loan Documents and all agreements contemplated thereby, and execute, acknowledge, and deliver such other assurances and instruments as shall, in the opinion of the Lender, be reasonably necessary to fulfill the terms of the Loan Documents.

          5.15    Initial Fees and Expenses of Counsel to Lender. On the Closing Date, promptly reimburse the Lender for all reasonable fees and expenses, including estimated recording fees, of Jackson Walker L.L.P., special counsel to the Lender and in connection with the preparation of this Agreement and all documentation contemplated hereby, the satisfaction of the conditions precedent set forth herein, the filing and recordation of Security Instruments, and the consummation of the transactions contemplated in this Agreement.

          5.16    Subsequent Fees and Expenses of Lender. Upon request by the Lender, promptly reimburse the Lender (to the fullest extent permitted by law) for all amounts reasonably expended, advanced, or incurred by or on behalf of the Lender to satisfy any obligation of the Borrower under any of the Loan Documents; to collect the Obligations; to ratify, amend, restate, or prepare additional Loan Documents, as the case may be; for the filing and recordation of Security Instruments; to enforce the rights of the Lender under any of the Loan Documents; and to protect the Properties or business of the Borrower, including, without limitation, the Collateral, which amounts shall be deemed compensatory in nature and liquidated as to amount upon notice to the Borrower by the Lender and which amounts shall include, but not be limited to (a) all court costs, (b) reasonable attorneys' fees, (c) reasonable fees and expenses of auditors and accountants incurred to protect the interests of the Lender, (d) fees and expenses incurred in connection with the participation by the Lender as a member of the creditors' committee in a case commenced under any Insolvency Proceeding, (e) fees and expenses incurred in connection with lifting the automatic stay prescribed in Section362 Title 11 of the United States Code, and (f) fees and expenses incurred in connection with any action pursuant to Section 1129 Title 11 of the United States Code all reasonably incurred by the Lender in connection

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with the collection of any sums due under the Loan Documents, together with interest at the per annum interest rate equal to the Floating Rate, calculated on a basis of a calendar year of 365 or 366 days, as the case may be, counting the actual number of days elapsed, on each such amount from the date of notification that the same was expended, advanced, or incurred by the Lender until the date it is repaid to the Lender, with the obligations under this Section surviving the non-assumption of this Agreement in a case commenced under any Insolvency Proceeding and being binding upon the Borrower and/or a trustee, receiver, custodian, or liquidator of the Borrower appointed in any such case.

5.17 Operation of Oil and Gas Properties. The Borrower shall develop, maintain, and operate its Oil and Gas Properties in a prudent and workmanlike manner in accordance with industry standards.

          5.18    Maintenance and Inspection of Properties. The Borrower shall maintain all of its tangible Properties in good repair and condition, ordinary wear and tear excepted; make all necessary replacements thereof and operate such Properties in a good and workmanlike manner; and permit any authorized representative of the Lender to visit and inspect, at the expense of the Borrower, any tangible Property of the Borrower.

          5.19    Maintenance of Insurance. The Borrower shall maintain insurance with respect to its Properties and businesses against such liabilities, casualties, risks, and contingencies as is customary in the relevant industry and sufficient to prevent a Material Adverse Effect, all such insurance to be in amounts and from insurers reasonably acceptable to the Lender, maintained by Borrower, naming the Lender as loss payee, only as to coverage on physical damage and only as it relates to Borrower's' specific interest in such property and, upon any renewal of any such insurance and at other times upon request by the Lender, furnish to the Lender evidence, satisfactory to the Lender, on the Closing Date of the maintenance of such insurance.

          5.20    INDEMNIFICATION. INDEMNIFY AND HOLD THE LENDER AND ITS SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT, AND AFFILIATES AND EACH TRUSTEE FOR THE BENEFIT OF THE LENDER (COLLECTIVELY  THE  "LENDER  PARTIES")  UNDER  ANY  SECURITY  INSTRUMENT HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, LIABILITIES, FINES, PENALTIES, CHARGES, ADMINISTRATIVE AND JUDICIAL PROCEEDINGS AND ORDERS, JUDGMENTS, REMEDIAL ACTIONS, REQUIREMENTS AND ENFORCEMENT ACTIONS OF ANY KIND, AND ALL REASONABLE COSTS AND EXPENSES INCURRED IN CONNECTION THEREWITH (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND EXPENSES), ARISING DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, FROM (A) THE PRESENCE OF ANY HAZARDOUS SUBSTANCES ON, UNDER, OR FROM ANY MORTGAGED PROPERTY OF THE BORROWER, WHETHER PRIOR TO OR DURING THE TERM HEREOF, (B) ANY ACTIVITY CARRIED ON OR UNDERTAKEN ON OR OFF ANY MORTGAGED PROPERTY OF THE BORROWER, WHETHER PRIOR TO OR DURING THE TERM HEREOF, AND WHETHER BY THE BORROWER OR ANY PREDECESSOR IN TITLE, EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF THE BORROWER OR ANY OTHER PERSON AT ANY TIME OCCUPYING OR PRESENT ON SUCH PROPERTY, IN CONNECTION WITH THE HANDLING, TREATMENT, REMOVAL, STORAGE, DECONTAMINATION, CLEANUP, TRANSPORTATION, OR DISPOSAL OF ANY

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HAZARDOUS SUBSTANCES AT ANY TIME LOCATED OR PRESENT ON OR UNDER SUCH PROPERTY, (C) ANY RESIDUAL CONTAMINATION ON OR UNDER ANY PROPERTY OF THE BORROWER, (D) ANY CONTAMINATION OF ANY MORTGAGED PROPERTY OR NATURAL RESOURCES ARISING IN CONNECTION WITH THE GENERATION, USE, HANDLING, STORAGE, TRANSPORTATION OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES BY  THE BORROWER OR  ANY EMPLOYEE,  AGENT, CONTRACTOR,  OR SUBCONTRACTOR OF THE BORROWER WHILE SUCH PERSONS ARE ACTING WITHIN THE SCOPE OF THEIR RELATIONSHIP WITH THE BORROWER, IRRESPECTIVE OF WHETHER ANY OF SUCH ACTIVITIES WERE OR WILL BE UNDERTAKEN IN ACCORDANCE WITH APPLICABLE REQUIREMENTS OF LAW, OR (E) THE PERFORMANCE AND ENFORCEMENT OF ANY LOAN DOCUMENT, ANY ALLEGATION BY ANY BENEFICIARY OF A LETTER OF CREDIT OF A WRONGFUL DISHONOR BY THE LENDER OF A CLAIM OR DRAFT PRESENTED THEREUNDER, OR ANY OTHER ACT OR OMISSION IN CONNECTION WITH OR RELATED TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING, WITHOUT LIMITATION, ANY OF THE FOREGOING IN THIS SECTION ARISING FROM NEGLIGENCE, WHETHER SOLE OR CONCURRENT, ON THE PART OF THE LENDER PARTIES OR ANY OF ITS SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT, OR AFFILIATES OR ANY TRUSTEE FOR THE BENEFIT OF THE LENDER UNDER ANY SECURITY INSTRUMENT BUT NOT INCLUDING ANY OF THE FOREGOING ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LENDER PARTIES; WITH THE FOREGOING INDEMNITY SURVIVING SATISFACTION OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT, UNLESS ALL SUCH OBLIGATIONS HAVE BEEN SATISFIED WHOLLY IN CASH FROM THE BORROWER AND NOT BY WAY OF REALIZATION AGAINST ANY COLLATERAL OR THE CONVEYANCE OF ANY PROPERTY IN LIEU THEREOF, PROVIDED THAT SUCH INDEMNITY SHALL NOT EXTEND TO ANY ACT OR OMISSION BY THE LENDER WITH RESPECT TO ANY PROPERTY SUBSEQUENT TO THE LENDER BECOMING THE OWNER OF SUCH PROPERTY AND WITH RESPECT TO WHICH PROPERTY SUCH CLAIM, LOSS, DAMAGE, LIABILITY, FINE, PENALTY, CHARGE, PROCEEDING, ORDER, JUDGMENT, ACTION, OR REQUIREMENT ARISES SUBSEQUENT TO THE ACQUISITION OF TITLE THERETO BY THE LENDER.

          5.21    Hedging. If at any time the Borrower's usage under this facility exceeds 50% of the Borrowing Base, the borrower will be required to maintain on a rolling 12 month basis hedges, in a form acceptable to the Lender, on 50% of Borrower's proved producing oil and gas reserves. In the event Borrower's usage under this facility remains below 50% for two consecutive quarters, the Borrower may request that this hedge requirement be reduced or eliminated. Such a request is subject to the Lender's credit approval process.

ARTICLE VI NEGATIVE COVENANTS

So long as any Obligation remains outstanding or unpaid or any Commitment exists, the Borrower will not:

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          6.1      Indebtedness. Create, incur, assume, or suffer to exist any Indebtedness, whether by way of loan or otherwise; provided, however, the foregoing restriction shall not apply to (a) the Obligations, (b) unsecured accounts payable incurred in the ordinary course of business, which are not unpaid in excess of 90 days beyond invoice due date or are being contested in good faith and as to which such reserve as is required by GAAP has been made, accrued or deferred taxes and other liabilities not constituting borrowed money, (c) crude oil, natural gas, or other hydrocarbon floor, collar, cap, price protection, or swap agreements, in form and substance and with a Person acceptable to the Lender, provided that (i) except as provided in Schedule 6.1, such agreements shall not be entered into with respect to Mortgaged Properties constituting more than 80% of the volume of all proved developed producing reserves as determined by Lender, and (ii) that the floor prices in such agreements are not less than the minimum prices used by the Lender in its most recent Borrowing Base determination, (d) Rate Management Transactions, in form and substance and with a Person reasonably acceptable to the Lender, and (e)  Indebtedness secured by Permitted Liens.

         6.2      Contingent Obligations. Create, incur, assume, or suffer to exist any Contingent Obligation; provided, however, the foregoing restriction shall not apply to (a) performance guarantees and performance surety or other bonds provided in the ordinary course of business, or (b) trade credit incurred or operating leases entered into in the ordinary course of business.

          6.3      Liens. Create, incur, assume, or suffer to exist any Lien on any of its Oil and Gas Properties or any other Property, whether now owned or hereafter acquired; provided, however, the foregoing restrictions shall not apply to Permitted Liens or the non-recourse Indebtedness described in Section 6.1(h) hereof.

          6.4      Sales of Assets. Without the prior written consent of the Lender, sell, transfer, or otherwise dispose of, in one or any series of transactions, assets, whether now owned or hereafter acquired; provided, however, Borrower shall be permitted to sell, transfer or otherwise dispose of excess and obsolete equipment and vehicles and other excess and obsolete assets in the ordinary course of business and may sell non-Mortgage Properties.

          6.5      Leasebacks.  Enter into any agreement to sell or transfer any Mortgaged Property and thereafter rent or lease as lessee such Property or other Property intended for the same use or purpose as the Property sold or transferred.

          6.6      Sale or Discount of Receivables. Except to minimize losses on bona fide debts previously contracted, discount or sell with recourse, or sell for less than the greater of the face or market value thereof, any of its Note receivable or accounts receivable.

          6.7      Loans or Advances. Make or agree to make or allow to remain outstanding any loans or advances to any Person; provided, however, the foregoing restrictions shall not apply to (a) advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business and upon terms common in the industry for such accounts receivable, or (b) advances to employees of the Borrower for the payment of expenses in the ordinary course of business.

6.8 Investments. Acquire Investments in, or purchase or otherwise acquire all or substantially

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all of the assets of, any Person; provided, however, the foregoing restriction shall not apply to the purchase or acquisition of (a) Oil and Gas Properties, or assets related to their operation, (b) Investments in the form of (i) debt securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, with maturities of no more than one year, (ii) commercial paper of a domestic issuer rated at the date of acquisition at least P-2 by Moody's Investor Service, Inc. or A-2 by Standard & Poor's Corporation and with maturities of no more than one year from the date of acquisition, or (iii) repurchase agreements covering debt securities or commercial paper of the type permitted in this Section, certificates of deposit, demand deposits, eurodollar time deposits, overnight bank deposits and bankers' acceptances, with maturities of no more than one year from the date of acquisition, issued by or acquired from or through the Lender or any bank or trust company organized under the laws of the United States or any state thereof and having capital surplus and undivided profits aggregating at least $100,000,000.00, (c) other short-term Investments similar in nature and degree of risk to those described in clause (b) of this Section, or (d) money-market funds.

          6.9      Dividends and Distributions. Declare, pay, or make, whether in cash or other Property of the Borrower, any dividend or distribution to any Person except that dividends on preferred stock will be allowed so long as there is no Default or an Event of Default and the payment of such will not result in a Default or an Event of Default.

          6.10    Issuance of Stock; Changes in Corporate Structure. Issue or agree to issue additional shares of capital stock, in one or any series of transactions if it results in a Change of Control; enter into any transaction of consolidation, merger, or amalgamation unless no Default exists or would result therefrom and Borrower is the surviving entity; liquidate, wind-up, or dissolve (or suffer any liquidation or dissolution).

          6.11    Transactions with Affiliates. Directly or indirectly, enter into any transaction (including the sale, lease, or exchange of Property or the rendering of service) with any of its Affiliates, other than upon fair and reasonable terms no less favorable than could be obtained in an arm's length transaction with a Person which was not an Affiliate.

          6.12    Lines of Business. Expand, on its own or through any Subsidiary, into any line of business which would allow a material change in the character of the business in which the Borrower is engaged as of the date hereof.

          6.13    ERISA Compliance. Permit any Plan maintained by it or any Commonly Controlled Entity to (a) engage in any Prohibited Transaction, (b) incur any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA, or (c) terminate in a manner which could result in the imposition of a Lien on any Property of the Borrower pursuant to Section 4068 of ERISA; or assume an obligation to contribute to any Multiemployer Plan; or acquire any Person or the assets of any Person which has now or has had at any time an obligation to contribute to any Multiemployer Plan.

6.14 Current Ratio. Permit, as of the close of any fiscal quarter, the ratio of Current Assets to Current Liabilities to be less than 1.00 to 1.00.

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          6.15    Maximum Debt to EBITDAX Ratio. Permit, as of the close of any fiscal quarter, the ratio of (a) all debt, including, but not limited to, debt under this facility and $16,000,000 of preferred stock to (b) EBITDAX to be greater than 3.00 to 1.00, measured on a rolling four-quarter basis.

          6.16    Tangible Net Worth. Permit tangible net worth of the Borrowers on a consolidated basis, as of the close of any fiscal quarter, to be less than 75% of Tangible Net Worth as of March 31, 2004, plus 50% of positive quarterly net income thereafter.

          6.17    Interest Coverage Ratio. Permit, as of the close of any fiscal quarter, the ratio of (a) annualized quarterly EBITDAX to (b) Interest Expense to be less than 2.50 to 1.00 measured on a rolling four quarter basis.

ARTICLE VII EVENTS OF DEFAULT

7.1 Enumeration of Events of Default. Any of the following events shall constitute an Event of Default:

          (a)    default shall be made in the payment when due of any installment of principal or interest under this Agreement or the Note or in the payment when due of any fee or other sum payable under any Loan Document and such default as to interest or fees only shall have continued for three business days and such default as to Fees or other amounts payable shall have continued for ten business days.

          (b)    default shall be made by the Borrower in the due observance or performance of any of its respective obligations under the Loan Documents, and such default shall continue for 30 days after the earlier of notice thereof to the Borrower by the Lender or knowledge thereof by the Borrower;

          (c)     any representation or warranty made by the Borrower in any of the Loan Documents proves to have been untrue in any material respect or any representation, statement (including Financial Statements), certificate, or data furnished or made to the Lender in connection herewith proves to have been untrue in any material respect as of the date the facts therein set forth were stated or certified;

          (d)    default shall be made by the Borrower (as principal or other surety) in the payment or performance aggregating $100,000.00 or more of any bond, debenture, note, Commodity Hedge Agreement, Rate Management Transaction, or other Indebtedness or under any credit agreement, loan agreement, indenture, promissory note, or similar agreement or instrument executed in connection with any of the foregoing, and such default shall remain unremedied for in excess of the period of grace, if any, with respect thereto;

(e) the Borrower shall (i) apply for or consent to the appointment of a receiver, trustee,

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or liquidator of it or all or a substantial part of its assets, (ii) file a voluntary petition commencing an Insolvency Proceeding, (iii) make a general assignment for the benefit of creditors, (iv) be unable, or admit in writing its inability, to pay its debts generally as they become due, or (v) file an answer admitting the material allegations of a petition filed against it in any Insolvency Proceeding;

          (f)     an order, judgment, or decree shall be entered against the Borrower by any court of competent jurisdiction or by any other duly authorized authority, on the petition of a creditor or otherwise, granting relief in any Insolvency Proceeding or approving a petition seeking reorganization or an arrangement of its debts or appointing a receiver, trustee, conservator, custodian, or liquidator of it or all or any substantial part of its assets, and such order, judgment, or decree shall not be dismissed or stayed within 60 days;

          (g)    the levy against any significant portion of the Property of the Borrower, or any execution, garnishment, attachment, sequestration, or other writ or similar proceeding which is not permanently dismissed or discharged within 90 days after the levy;

          (h)     a final and non-appealable order, judgment, or decree shall be entered against the Borrower for money damages and/or Indebtedness due in an amount in excess of $250,000, and such order, judgment, or decree shall not be dismissed or stayed within 60 days;

          (i)     the Borrower shall have (i) concealed, removed, or diverted, or permitted to be concealed, removed, or diverted, any material portion of its Property, with intent to hinder, delay, or defraud its creditors or any of them, (ii) made or suffered a transfer of any material portion of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance, or similar law, (iii) made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or (iv) suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its Property through legal proceedings or distraint which is not vacated within 30 days from the date thereof;

          (j)     any  Security  Instrument  shall  for any reason not,  or cease to,  create valid and perfected first-priority Liens subject to Permitted Liens against the Collateral purportedly covered thereby and failure by the Borrower to cure any such defect within 30 days; or

(k) the occurrence of a Material Adverse Effect and the same shall remain unremedied for in excess of 30 days after notice given by the Lender.

          7.2       Remedies.  (a)  Upon the occurrence of an Event of Default specified in Sections 7.1(f) or 7.1(g), immediately and without notice, (i) all Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower; (ii) the Commitment shall immediately cease and terminate unless and until reinstated by the Lender in writing; and (iii) the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off

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and apply any and all deposits of Borrower (general or special, time or demand, provisional or final) held by the Lender and any and all other indebtedness at any time owing by the Lender to or for the credit or account of the Borrower against any and all of the Obligations although such Obligations may be unmatured.

                      (b)     Upon the occurrence of any Event of Default other than those specified in Sections 7.1(f) or 7.1(g), (i) the Lender may, by notice to the Borrower, declare all Obligations immediately due and payable, without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower; (ii) the Commitment shall immediately cease and terminate unless and until reinstated by the Lender in writing; and (iii) the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits of Borrower (general or special, time or demand, provisional or final, save and except for the following bank accounts of the Borrower (1) the Revenue Disbursement Account, and (2) the Royalty Account, established with the Lender) held by the Lender and any and all other indebtedness at any time owing by the Lender to or for the credit or account of the Borrower against any and all of the Obligations although such Obligations may be unmatured.

                     (c)     Upon the occurrence of any Event of Default, the Lender may, in addition to the foregoing in this Section, exercise any or all of its rights and remedies provided by law or pursuant to the Loan Documents.

ARTICLE VIII MISCELLANEOUS

          8.1       Transfers; Participations. The Lender with the consent of the Borrower, which consent will not be unreasonably withheld and only if there is no occurrence and continuance of an Event of Default, otherwise Lender may without the consent of the Borrower, at any time, sell, transfer, assign, or grant participations in the Obligations or any portion thereof; and the Lender may forward to each Transferee and prospective Transferee all documents and information relating to such Obligations, whether furnished by the Borrower or otherwise obtained, as the Lender determines necessary or desirable. The Borrower agrees that each Transferee, regardless of the nature of any transfer to it, may exercise all rights (including, without limitation, rights of set-off) with respect to the portion of the Obligations held by it as fully as if such Transferee were the direct holder thereof, subject to any agreements between such Transferee and the transferor to such Transferee.

          8.2       Survival of Representations, Warranties, and Covenants. All representations and warranties of the Borrower and all covenants and agreements herein made shall survive the execution and delivery of the Note and the Security Instruments and shall remain in force and effect so long as any Obligation is outstanding or any Commitment exists.

8.3 Notices and Other Communications. Except as to verbal notices expressly authorized

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herein, which verbal notices shall be confirmed in writing, all notices, requests, and communications hereunder shall be in writing (including by telecopy). Unless otherwise expressly provided herein, any such notice, request, demand, or other communication shall be deemed to have been duly given or made when delivered by hand, or, in the case of delivery by mail, three days following deposit in the mail, certified mail, return receipt requested, postage prepaid, or, in the case of telecopy notice, when receipt thereof is acknowledged orally or by written confirmation report, addressed as follows:

(a) if to the Lender, to:

Guaranty Bank, FSB 333 Clay Street, Suite 4400 Houston, Texas 77002 Attention: Jonathan Gregory Telecopy: (713) 890-8868

(b) if to the Borrower, to:

The Exploration Company of Delaware, Inc. 500 North Loop 1604 East Suite 250 San Antonio, Texas 78232 Attention: P. Mark Stark Telecopy: (210) 496-3232

Any party may, by proper written notice hereunder to the others, change the individuals or addresses to which such notices to it shall thereafter be sent.

          8.4       Parties in Interest. All covenants and agreements herein contained by or on behalf of the Borrower or the Lender shall be binding upon and inure to the benefit of the Borrower or the Lender, as the case may be, and their respective legal representatives, successors, and assigns.

          8.5       Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the Lender and the Borrower. No other Person shall have any right, benefit, priority, or interest hereunder or as a result hereof or have standing to require satisfaction of provisions hereof in accordance with their terms, and any or all of such provisions may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it advisable to do so.

          8.6       Renewals; Extensions. All provisions of this Agreement relating to the Note shall apply with equal force and effect to each promissory note hereafter executed which in whole or in part represents a renewal or extension of any part of the Indebtedness of the Borrower under this Agreement, the Note, or any other Loan Document.

          8.7       No Waiver; Rights Cumulative. No course of dealing on the part of the Lender, its officers or employees, nor any failure or delay by the Lender with respect to exercising any of its rights under any Loan Document shall operate as a waiver thereof. The rights of the Lender under the Loan

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Documents shall be cumulative and the exercise or partial exercise of any such right shall not preclude the exercise of any other right. Neither the making of any Loan nor the issuance of a Letter of Credit shall constitute a waiver of any of the covenants, warranties, or conditions of the Borrower contained herein. In the event the Borrower is unable to satisfy any such covenant, warranty, or condition, neither the making of any Loan nor the issuance of a Letter of Credit shall have the effect of precluding the Lender from thereafter declaring such inability to be an Event of Default as hereinabove provided.

          8.8       Survival Upon Unenforceability. In the event any one or more of the provisions contained in any of the Loan Documents or in any other instrument referred to herein or executed in connection with the Obligations shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of any Loan Document or of any other instrument referred to herein or executed in connection with such Obligations.

          8.9       Amendments; Waivers. Neither this Agreement nor any provision hereof may be amended, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge, or termination is sought.

8.10 Controlling Agreement. In the event of a conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control.

          8.11     Disposition of Collateral. Notwithstanding any term or provision, express or implied, in any of the Security Instruments, the realization, liquidation, foreclosure, or any other disposition on or of any or all of the Collateral shall be in the order and manner and determined in the sole discretion of the Lender; provided, however, that in no event shall the Lender violate applicable law or exercise rights and remedies other than those provided in such Security Instruments or otherwise existing at law or in equity.

          8.12     GOVERNING LAW. THIS AGREEMENT AND THE NOTE AND SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH  AND GOVERNED BY THE LAWS OF THE  STATE  OF  TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT CHAPTER 345 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY.

          8.13     JURISDICTION AND VENUE. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF THE LENDER, IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS. THE BORROWER HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS, AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE  OF  ANY  LITIGATION  BROUGHT  AGAINST  IT  BY  THE  LENDER  IN

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ACCORDANCE WITH THIS SECTION.

          8.14     WAIVER OF RIGHTS TO JURY TRIAL. THE BORROWER AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF ANY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT.

          8.15     ENTIRE AGREEMENT. THIS AGREEMENT AMENDS, RESTATES AND REPLACES THE EXISTING CREDIT AGREEMENT AND CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF, INCLUDING, WITHOUT LIMITATION, THE EXISTING CREDIT AGREEMENT AND THE DISCUSSION TERM SHEET DATED MAY 1, 2004, FROM THE LENDER TO THE BORROWER. FURTHERMORE, IN THIS REGARD, THIS AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

          8.16     Counterparts. For the convenience of the parties, this Agreement may be executed in multiple counterparts, each of which for all purposes shall be deemed to be an original, and all such counterparts shall together constitute but one and the same Agreement.

          8.17     Release by Borrower. Notwithstanding the assignment made and evidenced by the Assignment and the assumption by the Lender of certain obligations and liabilities of the Existing Lender pursuant thereto, the Borrower hereby releases and discharges the Lender from all obligations, claims, losses, causes of action, and liabilities, of whatsoever kind or nature, whether heretofore or hereafter accruing, whether now known or unknown, arising under or in connection with any Existing Loan Document or Existing Letter of Credit or any act or omission by the Existing Lender under or in connection with any Existing Loan Document or Existing Letter of Credit; provided, however, nothing set forth in this Section shall relieve the Lender from its obligations and liabilities under the Loan Documents (other than the Assignment) to which it is a party.

(Remainder of Page Intentionally Left Blank)

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IN WITNESS WHEREOF, this Agreement is deemed executed effective as of the date first above written.

BORROWER:
THE EXPLORATION COMPANY OF DELAWARE, INC.

By: /s/ P. Mark Stark P. Mark Stark Chief Financial Officer

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LENDER:

GUARANTY BANK, FSB

By: /s/ Jonathan Gregory Jonathan Gregory Senior Vice President

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